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                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES

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

                                            PROFORMA FOR                                                               PROFORMA FOR
                              THREE MONTHS  THREE MONTHS                                                                YEAR ENDED
                                  ENDED        ENDED                       YEAR ENDED DECEMBER 31,                     DECEMBER 31,
                                MARCH 31,     MARCH 31,    ----------------------------------------------------------  ------------
(IN THOUSANDS EXCEPT RATIOS)      2002          2002          2001        2000        1999        1998         1997         2001
                               ---------     ---------     ---------   ---------   ---------   ---------    ---------  ------------
EARNINGS:
Income (loss) before
  income taxes and
  minority interests           $  13,656     $  21,027     $(138,095)  $ (24,692)  $  32,353   $  34,389    $  34,460  $   (97,306)
Minority interests on
  preferred securities of
  subsidiary trusts               (6,225)       (7,457)       (6,827)     (6,601)     (6,601)     (3,114)      (2,641)     (28,163)
Cash distributions from
  consolidated subsidiaries           --            --        26,748      30,158      11,844      10,517       11,874       26,748
Fixed charges as below            28,366        39,341        56,688      44,583      27,579      18,660       15,137      143,646
                               ---------     ---------     ---------   ---------   ---------   ---------    ---------  -----------
Total                          $  35,797     $  52,910     $ (61,486)  $  43,448   $  65,175   $  60,452    $  58,830  $    44,925
                               =========     =========     =========   =========   =========   =========    =========  ===========

FIXED CHARGES:
Interest expense               $  22,141     $  31,884     $  49,861   $  37,982   $  20,978   $  15,546    $  12,496  $   115,483
Minority interests on
  preferred securities
  of subsidiary trusts             6,225         7,457         6,827       6,601       6,601       3,114        2,641       28,163
                               ---------     ---------     ---------   ---------   ---------   ---------    ---------  -----------
                               $  28,366     $  39,341     $  56,688   $  44,583   $  27,579   $  18,660    $  15,137  $   143,646
                               =========     =========     =========   =========   =========   =========    =========  ===========

RATIO OF EARNINGS TO
  FIXED CHARGES                     1.26          1.35         (1.09)       0.98        2.36        3.24         3.89         0.31
                               =========     =========     =========   =========   =========   =========    =========  ===========


COMPUTATION OF MODIFIED RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES

                                              PROFORMA FOR                                                            PROFORMA FOR
                                THREE MONTHS  THREE MONTHS                                                             YEAR ENDED
                                    ENDED         EMDED                         YEAR ENDED DECEMBER 31,                DECEMBER 31,
                                  MARCH 31,     MARCH 31,    --------------------------------------------------------  -----------
(IN THOUSANDS EXCEPT RATIOS)         2002         2002          2001       2000       1999        1998        1997          2001
                                  ---------    ---------     ---------  ---------   ---------   ---------  ----------  -----------
EARNINGS:
Income (loss) before
  income taxes and
  minority interests              $  13,656     $  21,027   $(138,095)  $ (24,692)  $  32,353   $  34,389   $  34,460  $   (97,306)
Minority interests on
  preferred securities of
  subsidiary trusts                  (6,225)       (7,457)     (6,827)     (6,601)     (6,601)     (3,114)     (2,641)     (28,163)
Restructuring charge                     --            --      24,916          --          --          --          --       24,916
Minority interests                   14,914        14,914     141,448      67,821      24,788       5,315          --      141,448
Minority interests relating
  to restructuring charge                --            --      (3,544)         --          --          --          --       (3,544)
Fixed charges as below               25,411        36,385      45,130      36,406      25,125      18,660      15,137      132,088
                                  ---------     ---------   ---------   ---------   ---------   ---------   ---------  -----------
Total                             $  47,756     $  64,869   $  63,028   $  72,934   $  75,665   $  55,250   $  46,956  $   169,439
                                  =========     =========   =========   =========   =========   =========   =========  ===========

FIXED CHARGES:
Interest expense                  $  22,141     $  31,793   $  49,861   $  37,982   $  20,978   $  15,546   $  12,496  $   115,483
Minority interests on
  preferred securities
  of subsidiary trusts                6,225         7,457       6,827       6,601       6,601       3,114       2,641       28,163
Interest expense of
  Consolidated Subsidiaries          (2,955)       (2,955)    (11,558)     (8,177)     (2,454)         --          --       11,558
                                  ---------     ---------   ---------   ---------   ---------   ---------   ---------  -----------
                                  $  25,411     $  36,385   $  45,130   $  36,406   $  25,125   $  18,660   $  15,137  $   132,088
                                  =========     =========   =========   =========   =========   =========   =========  ===========

MODIFIED RATIO OF EARNINGS
  TO FIXED CHARGES                     1.88          1.78        1.40        2.00        3.01        2.96        3.10         1.28
                                  =========     =========   =========   =========   =========   =========   =========  ===========

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